CONSULTING AGREEMENT

This agreement is made as of August 27, 1996, between and among Debbie Reynolds Management Co. ( the COMPANY), having its principal address at 305 Convention Center Drive, Las Vegas, NV 89109, and Royce Warren ( CONSULTANT), WHEREAS, the COMPANY desires to retain the services of CONSULTANT.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to the following:

      1. Retention as Consultant. The COMPANY hereby retains the CONSULTANT as an independent contractor to render services on an advisory and consultant basis with respect to various matters relating to the casino operations of the COMPANY. CONSULTANT shall perform such consulting services as are reasonably requested from time to time by the COMPANY.

      2. Term. The term of the CONSULTANT'S retention hereunder shall be for a term of months and shall commence on the date hereof. This agreement shall continue in force for the initial term indicated, subject to the right of either party to terminate it upon sixty (60) days with written notice to the other. The CONSULTANT shall be compensated in accordance with this Agreement for the services rendered and qualified expenses incurred prior to the effective date of notice of termination. Unless notified otherwise, this Agreement shall renew on a month to month basis upon the expiration of the initial term indicated.

      3. Payment for Services, Expenses. For services rendered pursuant to this agreement, the COMPANY shall pay to the CONSULTANT the compensation and expenses set forth in Exhibit "A", attached hereto. All compensation and expenses incurred will be billed monthly. Payment is due at the address appearing on the invoice within thirty (30) days.

        4. Confidential Information. CONSULTANT shall not disclose to any third parties, without the prior consent of the COMPANY, any information designated by the COMPANY as confidential or trade secrets except as required by law. The COMPANY shall not disclose to any third party, without the prior consent of the CONSULTANT, any information designated by the CONSULTANT as confidential or trade secrets except as required by law. Information that is part of the public domain or a matter of public record shall not be considered confidential or a trade secret.

         5. Documents and Usage. The COMPANY shall retain sole right and title to all reports, and other documents resulting from the CONSULTANT'S performance underthis agreement ("Documents"). The CONSULTANT shall not use the documents to disseminate information to any third party without prior written consent of the COMPANY.

        6. Assignment; Binding Effect. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by either party without the prior written consent of the other party.

        7. Interpretation: Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law. If any provision of this Agreement shall be unlawful, void or for any reason unenforceable, it shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement, and the rights and obligations of the parties shall be enforced to the fullest extent possible.

        8. Compensation. Monthly retainer will be $2,000 per month. The compensation of the CONSULTANT shall be subject to re-negotiation upon each renewal of this Agreement.

                  Expenses. The COMPANY shall reimburse to CONSULTANT all reasonable expenses, within the limits established by the COMPANY, incurred in the services provided by the CONSULTANT. CONSULTANT shall provide to COMPANY a detailed itemization and copies of receipts.

                  Insurance. The COMPANY shall allow CONSULTANT to participate in the COMPANY'S group insurance plan. CONSULTANT shall be responsible to make all payments for such coverage.

9. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior oral or written agreements or negotiations with respect to the subject matter hereof. This Agreement cannot be modified or terminated or any performance or condition waived, in whole or in part, except by a writing signed by the party against whom enforcement of the modification, termination or waiver is sought. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.


Debbie Reynolds Management Company
                      By:
                      Its: